POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officer or Director of Equitable Financial Life Insurance Company of America (the “Company”), an Arizona stock life insurance company, hereby constitutes and appoints José Ramón González, Kurt Meyers, Ralph A. Petruzzo, Nicholas Huth, Alfred Ayensu-Ghartey and Robert Negron, each of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent for him or her and on his or her behalf and in his or her name, place and stead, to execute and file any and all reports (and amendments thereto) by the Company under the Securities Exchange Act of 1934 (including but not limited to any report on Forms 10-K, 10-Q or 8-K) and any and all registration statements (and amendments thereto) by the Company or its separate accounts relating to annuity contracts and life insurance policies under the Securities Act of 1933 and/or the Investment Company Act of 1940, including but not limited to the “Registration Statements,” as defined below, with all exhibits and all instruments necessary or appropriate in connection therewith, each of said attorneys-in-fact and agents being empowered to act with or without the others, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue hereof.

The “Registration Statements” covered by the Power of Attorney are defined to include the registration statements listed below:

Variable Account AA (811-23817)

333-266576 333-266909 333-275041 333-275042 333-275043 333-275044	333-275046 333-275050 333-275049 333-275025 333-275026

Form N-4 registration statements to be filed as necessary.

Equitable America Variable Account A (811-05166)

033-14362 033-20453 033-20696 333-59717	333-72632 333-91776 333-92066

Form N-4 registration statements to be filed as necessary.

Equitable America Variable Account 70A (811-23609)

333-248907 333-265026 333-265028 333-265030 333-272919 333-275037 333-275038	333-275040 333-275033 333-275034 333-275035 333-275036 333-275039

Form N-4 registration statements to be filed as necessary.

Equitable America Variable Account K (811-22886)

333-191149 333-191150 333-207014 333-229237	333-229238 333-256256 333-271991

Form N-6 registration statements to be filed as necessary.

Equitable America Variable Account L (811-04234)

002-95990 033-82570 333-56969 333-64417	333-72578 333-72596 333-104162 333-134304

Form N-6 registration statements to be filed as necessary.

Equitable America Variable Account S (811-05100)

033-13183

Form N-6 registration statements to be filed as necessary.

Equitable Financial Life Insurance Company of America

333-210276 333-223704 333-229747 333-236437 333-251416 333-263529 333-263742 333-265009 333-265027	333-265029 333-267329 333-275021 333-275022 333-275023 333-275025 333-275026 333-275497

Form S-1 or S-3 registration statements to be filed, as necessary, for Market Value Adjustment interests under MONY Variable Annuity and MONY Custom Master contracts issued by Equitable Life Insurance Company of America.

Form S-1 or S-3 registration statements to be filed, as necessary, for index-linked investment options to be offered in connection with certain flexible annuity contracts. This includes, but is not limited to, the Structured Investment Option, Structured Capital Strategies PLUS® 21 and Structured Capital Strategies® Income.

Form S-1 or S-3 registration statements to be filed, as necessary, for index-linked investment options to be offered with certain flexible premium variable life insurance policies. This includes, but is not limited to each Market Stabilizer Option®.

Form S-1, S-3, N-4 or N-6 registration statements to be filed as necessary, including but not limited to any registration statements filed to continue the offering of, and/or register more securities for, any securities offered by the registration statements identified above.

This instrument may be executed in one or more counterparts.

The undersigned has hereunto set his or her hand on the date(s) below.

Date	Signature	Title

1/18/24	/s/ Daniel G. Kaye Daniel G. Kaye	Director

1/21/24	/s/ Francis Hondal Francis Hondal	Director

1/29/24	/s/ Arlene Isaacs-Lowe Arlene Isaacs-Lowe	Director

1/15/24	/s/ Joan Lamm-Tennant Joan Lamm-Tennant	Director

1/23/24	/s/ Craig MacKay Craig MacKay	Director

1/18/24	/s/ Mark Pearson Mark Pearson	Chief Executive Officer and Director

1/24/24	/s/ Bertram Scott Bertram Scott	Director

1/24/24	/s/ George Stansfield George Stansfield	Director

1/23/24	/s/ Charles G.T. Stonehill Charles G.T. Stonehill	Director

1/25/24	/s/ Robin Raju Robin Raju	Chief Financial Officer

1/24/24	/s/ William Eckert William Eckert	Chief Accounting Officer